UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2013

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant’s telephone number, including area code: (972) 431-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 30, 2013, J. C. Penney Company, Inc. (the “Company”) announced the commencement of a cash tender offer (the “Tender Offer”) for any and all of J. C. Penney Corporation, Inc.’s (“JCP”) outstanding 7⅛% Debentures Due 2023 (the “Notes”).  In connection with the Tender Offer, JCP is also soliciting consents to effect certain proposed amendments to the Notes and the indenture, as amended and supplemented, governing the Notes (the “Indenture”) that would eliminate most of the restrictive covenants and certain events of default and other provisions in the Indenture.  A copy of this press release is filed under this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	J. C. Penney Company, Inc. Press Release dated April 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:   /s/ Kenneth Hannah
      Kenneth Hannah
Executive Vice President and
Chief Financial Officer

Date:  April 30, 2013

EXHIBIT INDEX

Exhibit Number                      Description

99.1	J. C. Penney Company, Inc. Press Release dated April 30, 2013